As filed with the Securities and Exchange Commission on December 9, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FARMER BROS. CO.
(Exact name of registrant as specified in its charter)

Delaware	95-0725980
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1912 Farmer Brothers Drive
Northlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)
FARMER BROS. CO. AMENDED AND RESTATED 2017 LONG-TERM INCENTIVE PLAN
(Full title of the plan)
Deverl Maserang
President and Chief Executive Officer
Farmer Bros. Co.
1912 Farmer Brothers Drive
Northlake, Texas 76262
(Name address of agent for service)
(682) 549-6600
(Telephone number, including area code, of agent for service)
 With a Copy to:
Jennifer H. Brown
General Counsel and Secretary
Farmer Bros. Co.
1912 Farmer Brothers Drive
Northlake, Texas 76262
(682) 549-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value per share	1,150,000 Shares	$4.38	$5,037,000.00	$549.54

(1)
The Registrant has previously registered on Form S-8 1,407,695 shares of the Registrant’s Common Stock, $1.00 par value per share (“Common Stock”), issuable under the Farmer Bros. Co. 2017 Long-Term Incentive Plan (the “2017 Plan”). At the Registrant’s annual meeting of stockholders, the stockholders of the Registrant approved the Farmer Bros. Co. Amended and Restated 2017 Long-Term Incentive Plan (as so amended and restated, the “Plan”), which increased the shares reserved for issuance under the 2017 Plan by an additional 1,150,000 shares of Common Stock. The Registrant is now registering such additional 1,150,000 shares of Common Stock to be offered and issued under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any substitutions or adjustments to shares to account for any change in corporate capitalization, such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off or other distribution of stock or property of the Registrant, combination or exchange of shares, dividend in kind or other like change in capital structure.

(2)
The registration fee with respect to these shares of Common Stock has been computed in accordance with Rule 457(c) of the Securities Act, based upon the average of the reported high and low sale prices of the Common Stock on the NASDAQ Global Select Market on December 7, 2020.

Registration of Additional Securities
This Registration Statement on Form S-8 of Farmer Bros. Co. (the “Registrant”), a Delaware corporation, pertains to 1,150,000 shares of Common Stock, $1.00 par value per share (“Common Stock”), which will be authorized for issuance under the Farmer Bros. Co. Amended and Restated 2017 Long-Term Incentive Plan (the “Plan”). The Plan amended and restated the Farmer Bros. Co. 2017 Long-Term Incentive Plan, which was originally adopted in 2017 (the “2017 Plan”). In connection with the 2017 Plan, the Registrant has previously registered 1,407,695 shares of Common Stock on a Registration Statement on Form S-8, SEC File No. 333-218997 filed June 27, 2017.
Pursuant to General Instruction E of Form S-8, the contents of Form S-8, SEC File No. 333-218997 filed June 27, 2017 are incorporated by reference in this Registration Statement and made a part hereof.
PART II

Item 3.	Incorporation of Documents by Reference.
The following documents, which have been previously filed by the Registrant with the Commission, are hereby incorporated by reference in this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2020, as filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2020;
(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as filed with the Commission on November 6, 2020;
(c) The Registrant’s Current Report on Form 8-K, as filed with the Commission on October 16, 2020;
(d) The information specifically incorporated by reference in the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2020 from the Registrant’s Proxy Statement on Schedule 14A, as filed with the Commission on October 27, 2020; and
(e) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A (File No. 000-01375) filed with the Commission on March 16, 2005, including any amendment or report filed for the purpose of updating such description.
In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Farmer Bros. Co. (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Commission on September 11, 2019 and incorporated herein by reference).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of Farmer Bros. Co. filed March 20, 2020. (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Commission on May 8, 2020 and incorporated herein by reference).

4.3
Amended and Restated Bylaws (filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed with the Commission on February 11, 2019 and incorporated herein by reference).

4.4	Amendment No. 1 to Amended and Restated Bylaws of Farmer Bros. Co. (filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K filed with the Commission on September 11, 2020).
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page hereto).
99.1	Farmer Bros. Co. Amended and Restated 2017 Long-Term Incentive Plan (incorporated by reference to the Registrant’s Proxy Statement on Schedule 14A filed on October 27, 2020).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Northlake, State of Texas on December 9, 2020.

FARMER BROS. CO.

By:	/s/ Scott R. Drake
Scott R. Drake
Chief Financial Officer
(principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deverl Maserang, Scott R. Drake and Jennifer H. Brown and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Deverl Maserang	President and Chief Executive Officer and Director (Principal Executive Officer)	December 9, 2020
Deverl Maserang

/s/ Scott R. Drake	Chief Financial Officer (Principal Financial Officer)	December 9, 2020
Scott R. Drake

/s/ Scott Lyon	Vice President, Controller & Treasurer (Principal Accounting Officer)	December 9, 2020
Scott Lyon

/s/ Allison M. Boersma	Director	December 9, 2020
Allison M. Boersma

/s/ Alfred Poe	Director	December 9, 2020
Alfred Poe

/s/ Stacy Loretz-Congdon	Director	December 9, 2020
Stacy Loretz-Congdon

/s/ Charles F. Marcy	Director	December 9, 2020
Charles F. Marcy

/s/ Christopher P. Mottern	Director	December 9, 2020
Christopher P. Mottern
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